MICHAEL F. DELUCA
                           CERTIFIED PUBLIC ACCOUNTANT
                      23001 E. LA PALMA AVENUE, SUITE 220A
                          YORBA LINDA, CALIFORNIA 92887


October  3,  2001

U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:  The  Cyber  Group  Network  Corporation  -  Form  S-8

Dear  Sir/Madame:

     As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated March 17, 2000 in The Cyber Group Network Corporation's Form 10-KSB, and to all references to my firm included in this Registration Statement.

Sincerely,


                                   /s/  Michael  F.  DeLuca,  CPA
                                        -------------------------------
                                        Michael  F.  DeLuca,  CPA


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                          LAW OFFICES OF ROBERT M. BALL
                        5757 WILSHIRE BOULEVARD, STE. 500
                       LOS ANGELES, CALIFORNIA 90036-3628
                                 (323) 930-9332


                                 October 3, 2001


                     U.S. Securities and Exchange Commission
                         Division of Corporation Finance
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

               Re:  The Cyber Group Network Corporation - Form S-8

                                Dear Sir/Madame:

     I have acted as counsel to The Cyber Group Network Corporation, a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of ten million (10,000,000) shares of "Market Price" defined as the price the stock is trading at when the stock option is exercised, ("Shares"), which are issuable pursuant to the Company's Employee Stock Incentive Plan, and the registration of seventy million (70,000,000) Shares which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

     Sincerely,

                                   LAW  OFFICES  OF  ROBERT  M.  BALL
                                   By:  /s/  Robert  M.  Ball
                                        --------------------------
                                        Robert  M.  Ball


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